Cyan Appoints Jeff Ross as Chief Financial Officer
Cyan Affirms First Quarter 2014 Revenue Outlook

PETALUMA, Calif., March 26, 2014, Cyan (NYSE: CYNI), a leading provider of software-defined networking (SDN) and packet-optical solutions for network operators, today announced that Jeff Ross has been appointed as the company’s chief financial officer, effective March 26, 2014. Cyan also announced that it currently expects its first quarter 2014 revenue to be at or above the high end of its previously stated guidance. First quarter 2014 revenue guidance was provided on February 11, 2014, and included expectations that revenue would be between the range of $16 million and $18 million.

“We are pleased to welcome Jeff to the Cyan team,” said Mark Floyd, Cyan’s chief executive officer. “Jeff brings to Cyan over 25 years of strong financial leadership to Cyan that we believe will be of great value to the company as we execute our growth plan, become a leader in our emerging market and make carrier-grade SDN a reality in metro networks around the globe.”

Ross most recently served as chief financial officer of Velti, a provider of mobile marketing and advertising technology and solutions. Previously Ross served as senior vice president and chief financial officer of Sybase from 2007 to 2012, which was acquired by SAP in July 2010 when global revenue was above $1.1 billion. Prior to this, he was the chief accounting officer and corporate controller at Sybase. Ross also brings a strong accounting background as a senior manager at PricewaterhouseCoopers from 1987 to 1997.

The company also announced that Mike Zellner has resigned as chief financial officer for personal reasons, effective immediately. Floyd commented, “Mike joined Cyan at an important time in our evolution and was instrumental in helping us transition from a private to a public company. On behalf of Cyan, I want to wish Mike well in his future endeavors and thank him for his contributions to the company.”

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements relating to Cyan's expected revenue in the first quarter of 2014. These statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management's current expectations and involve a number of risks and uncertainties. Actual results and timing of events could differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: fluctuations in demand for our products and services, particularly as it relates to large sales to existing and new customers; fluctuations in the price for our products and services; the adoption rate of our products, particularly our Blue Planet solution; our ability to compete in our industry; future growth in our international sales and our international expansion; and other risks and uncertainties related to our business. Further information on these risks and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-K that was filed for the year ended December 31, 2013. These documents are available on the SEC Filings section of the Investor section of our website at investor.cyaninc.com. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to revise or update these forward-looking statements in light of new information or future events, other than as required by law. Results reported herein should not be considered as an indication of future performance.

About Cyan
Cyan enables network transformation. The company's software-defined network (SDN) solutions deliver orchestration, agility, and scale to networks that, until now, have been static and hardware driven. Serving carriers, enterprises, governments, and data center operators globally, Cyan's open platforms provide multi-vendor control and visibility to network operators, making service delivery more efficient and profitable. Cyan solutions include Blue Planet SDN software, Z-Series packet-optical transport platforms, and Cyan Pro professional services. For more information, please visit www.cyaninc.com or follow Cyan on Twitter at http://twitter.com/CyanNews.

Source: Cyan, Inc.

Investor Relations Contact
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